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                                                                   EXHIBIT 10.9

Translation (subtract) of Office Agreement


This agreement is made between the owner "Soburo Ikeda" and the tenant "ICARUS Nippon K.K."

Article 1

Details of the office to be rented to the tenant shall be as below.

         Name of the bldg.
         Address
         Structure
         Floor
         Office space

Article 2

The premise shall be used solely for the use of the office of the tenant.

Article 3

The terms of the rent of the premise shall be from January 20, 1996 to January 10, 1998. The period shall be renewed with the consent of the owner, subject to the written notice of the tenant by the end of at least 8 months prior to the expiration date.

Article 4

The monthly rent of the premise shall be yen: 800,000 exclusive of consumption tax.

Article 5

Utility charges per month, exclusive of electricity, water, gas and other direct charges which shall be chargeable and payable directly by the tenant, other than above Article 4 shall be yen 60,000.

Article 6

Guarantee deposit of the sum of yen 1,800,000 shall be deposited by the tenant to the owner on the date of this agreement.

The deposit shall bear no interest and shall be charged for the delayed rent payment and claim for the damage, if such are the cases.
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Article 7

Rent and utility charges shall be subject to review in every two years interval. Despite of this provision, in cases when extraordinary economic fluctuation aries and the owners is in belief of the unfairness of the level of the current rent and utility charges, the owner shall amend them at any time, after consultation with the tenant.

Article 8

Renewal charge of the sum equal to month rent shall be payable to the owner when this agreement is to be renewed upon maturity.

Article 9

Cancellation notice by the tenant shall be given 6 months prior to the designated effective, and 8 months when the cancellation is by the owner.

By paying a cancellation fee equal to 2 months rent and utility charges to the tenant, the owner shall be entitled to cancel this agreement at any time.

Article 10

When this agreement is cancelled by any reason, a part of the guarantee deposit equal to 2 months of the rent, shall be amortized.

Provided there are any unsettled sum due by the tenant, the sum shall be deducted from the deposit.

Article 11

Guarantee deposit, after deducting the sum mentioned above article, shall be refunded to the tenant at whichever is earlier of (1) after 3 months of the termination of this agreement, or (2) when an another new deposit is deposited from a new tenant.

Article 12

The tenant shall not sub-rent the promise to any other person nor co-use it with any other person.

Article 13

When he tenant is in need of modifying and premise as it wishes, the tenant is obliged to ask for a written consent of the owner prior to the commencement of the work by submitting a clear plan of the work.
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Article 14

The tenant is responsible to compensate any damages to its premise made by the tenant or its related person by fault.

Article 15

The tenant is not responsible for any damages made by fire, burglar or any other reason not attributable to the tenant.

Article 16

The owner is entitled to enter into the premise at any time when the owner is in need to do so.

Article 17  not translated as immaterial
Article 18
Article 19
Article 20

Article 21

The owner is entitled to cancel this agreement at any time when the cases listed below arises.

(1)   delayed payment of the rent and utility for more than 2 months
(2)   improper use of the premise violating this agreement
(3)   violation of Article 12
(4)   bankruptcy or any other similar legal affair occurs
(5)   threatening of serious damage to the premise
(6)   any other serious violation against this agreement

Article 22

The tenant is obliged to restore the premise to the state of conditions as it was when this agreement is to be terminated.

The cost for restoring the premise shall be met by the tenant.

Article 23  not translated as immaterial
Article 24
Article 25
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Article 26

Any dispute between the owner and the tenant shall be resolved with a friendly consultation as the first instance.

Article 27

Any dispute not resolved by Article 26 shall be taken up to the Tokyo District Court.

Article 28  not translated